Exhibit 99.1

Bar Harbor Bankshares Reports First Quarter 2024 Results; Declares Increased Dividend; Announces Share Repurchase Plan

BAR HARBOR, MAINE – April 18, 2024 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported first quarter 2024 GAAP and core (Non-GAAP) net income of $10.1 million or $0.66 per diluted share compared to $13.0 million or $0.86 per diluted share in the same quarter of 2023.

FIRST QUARTER 2024 HIGHLIGHTS

•	Return on assets of 1.03%
•	Commercial loan growth of 7% annualized
•	Net interest margin of 3.14%
•	Non-accruing loans to total loans ratio of 0.23%

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “We are pleased to announce our financial results for the first quarter, as we deliver stable earnings which are in line with expectations.  We continue to see yield expansion across all earning asset classes. Our liquidity and capital levels remain robust, and our credit metrics are strong with nominal charge-offs.  Despite an uncertain economic environment, our performance in the first quarter reflects the strength of our balance sheet and our teams as we execute on our strategy to grow profitably while continuing to conservatively sustain the level of our allowance for credit losses.  Our Bar Harbor Wealth Management division combined with our brokerage services crossed a milestone as assets under management grew above $3.0 billion. The Company continues to build long-term shareholder value which has once again enabled us to increase our dividend per share for the seventh straight year by 7% over last year’s dividend amount, and approve our annual resolution for a stock buyback program of up to 5% of the total outstanding shares.”

DIVIDEND DECLARED AND STOCK REPURCHASE PLAN APPROVED

The Board of Directors of the Company (the “Board”) voted to declare a cash dividend of $0.30 per share to shareholders at the close of business on May 16, 2024 payable on June 14, 2024.  This dividend equates to a 4.53% annualized yield based on the $26.48 closing share price of the Company’s common stock on March 28, 2024, the last trading day of the first quarter 2024. Additionally, the Board authorized the repurchase of up to 5% of the Company’s outstanding common stock, representing approximately 761,000 shares as of March 31, 2024 under a share repurchase plan (the “Plan”).  The Plan is authorized to last no longer than twelve months.

FINANCIAL CONDITION (March 31, 2024 compared to December 31, 2023)

Total assets were $4.0 billion at the end of both the first quarter of 2024 and the fourth quarter of 2023, primarily due to loan growth offset by lower cash and security balances during the quarter.

Total cash and cash equivalents were $76.2 million, compared to $94.8 million at year-end 2023. Interest-earning cash held with other banks totaled $45.3 million compared to $52.6 million at year-end 2023 and yielded 5.88% and 6.42%, respectively.

Total loans grew 2%, on an annualized basis and remained at $3 billion at the end of both the first quarter 2024 and fourth quarter 2023. Commercial loans grew by $35.1 million or 7% annualized primarily driven by $22.7 million or 6% increase in commercial real estate and $12.4 million or 12% increase in commercial and industrial growth. Residential loans decreased by $16.7 million or 8% compared to the fourth quarter 2023, primarily due to continued lower demand for prevailing mortgage rates and sales into the secondary market.  Tax exempt loans decreased by $4.7 million or 31% driven by payoffs within the first quarter of 2024.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

Securities decreased to $527.6 million compared to $534.6 million at year-end 2023 driven by $485 thousand in net amortization, and $7.8 million of amortizing securities pay-downs offset by security purchases of $4.8 million. Fair value adjustments decreased the security portfolio by $64.9 million at quarter-end compared to $62.4 million at year-end. The year to date weighted average yield of the securities portfolio was 4.02% compared to 3.85% at year-end primarily due to a run-off of lower coupon fixed-rate securities. As of quarter-end and year-end, our securities portfolio had an average life of nine years with an effective duration of five years and all securities remain classified as available for sale to provide flexibility in asset funding and other opportunities as they arise.

The allowance for credit losses remained flat at $28.4 million at the end of the first quarter 2024 compared to the end of the fourth quarter 2023.  Our allowance for credit losses continues to be driven by a combination of portfolio loan growth, nominal credit movement and general macroeconomic trends.  Non-accruing loans increased during the first quarter 2024 to $6.9 million from $5.5 million in the fourth quarter 2023, but declined on a year-over-year basis. Charge-offs and specific reserves on non-accruing loans remain nominal, with these non-accruing relationships supported by relatively strong collateral values.

Total deposits remained at $3.1 billion at the end of the first quarter 2024 and the end of fourth quarter 2023. The $58.4 million decrease in interest bearing demand deposits and the $25.2 million decrease in non-interest bearing demand deposits in the first quarter 2024 were offset by an increase in time deposits of $76.9 million primarily due to remix in higher yielding deposit categories as customers are anticipating rates to decrease and are maximizing their own returns.  Brokered certificate of deposit accounts (“CDs”) increased by $55 million, and senior borrowings remained relatively flat at $269.4 million in the first quarter 2024 compared to $271.0 million at the end of the fourth quarter 2023.

The Company's book value per share was $28.64 as of March 31, 2024 compared to $28.48 as of December 31, 2023.  Unrealized losses on securities, net of taxes, reduced book value per share by $3.26 and $3.14 at the end of those respective periods.  Tangible book value per share (non-GAAP measure) was $20.48 at the end of the first quarter 2024, compared to $20.28 at the end of the fourth quarter 2023.

RESULTS OF OPERATIONS (March 31, 2024 compared to March 31, 2023)

Net interest margin was 3.14% compared to 3.54% in the first quarter 2023. The decrease was primarily driven by a higher cost of funds offset by rising asset yields in the first quarter of 2024. The yield on loans grew 49 basis points to 5.31% in the first quarter 2024, up from 4.82% in the same quarter of 2023.  Costs of interest-bearing liabilities increased to 2.48% from 1.39% in the first quarter 2023 showing evolution of the market pricing amongst interest-bearing demand deposits, money market accounts and time deposits as customers are seeking out more competitive rates. We continue to experience a shift in deposit composition from non-maturity deposits to CDs. Cost of borrowing decreased $944 thousand or 22.5% in the first quarter of 2024 compared to the first quarter of 2023 driven by wholesale borrowings in the first quarter 2024 decreased $68.8 million to $269.4 million from $338.2 million in the same quarter of 2023.

Total interest and dividend income increased by $5.4 million or 13.4% to $45.8 million compared to $40.4 million in the first quarter 2023 primarily driven by the repricing of adjustable loans and originations of higher fixed rate loans within the commercial portfolio. The yield on commercial real estate loans grew 39 basis points to 5.47% at the end of the first quarter 2024 from 5.08% in the first quarter of 2023. Commercial and industrial yield grew 79 basis points to yield 6.68% at the end of the first quarter 2024 compared to 5.89% at the end of the first quarter 2023. Increases in yields were driven by the current rate environment.

The provision for credit losses was $289 thousand compared to $798 thousand in the first quarter of 2023 as net charge-offs to total loans continue to remain nominal. Credit quality continues to be strong as non-accruing loans to total loans declined 3 basis points to 0.23% at the end of the first quarter 2024 compared to 0.26% in the first quarter 2023. Total delinquent and non-accruing loans to total loans declined 15 basis points from 0.52% at the end of the first quarter 2023 to 0.37% in the first quarter 2024.

Non-interest income was $8.6 million in the first quarter 2024 compared to $9.2 million in the same quarter 2023 primarily driven by elevated BOLI income of $622 thousand related to one-time death benefits, and customer derivative income $132 thousand at the end of the first quarter 2023.  Wealth management income grew 3% to $3.7 million compared to $3.6 million in the first quarter in 2023.

Non-interest expense was $23.7 million in the first quarter 2024 compared to $22.7 million in the first quarter 2023 driven by salary and benefits, marketing and other expenses.  Salary and benefit expenses increased 4% or $477 thousand from the comparative quarter driven by cost of living increases in the first quarter 2024.  Marketing expenses increased to $567 thousand compared to $409 thousand in the first quarter of 2023. Other expenses increased to $4.4 million from $4.1 million in the first quarter of 2023 primarily due to increases in assessments, software expenses, and debit card replacement costs in the first quarter of 2024.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust (the “Bank”), including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the emergence and effects related to a future pandemic, epidemic or outbreak of an infectious disease, including actions taken by governmental officials to curb the spread of such an infectious disease, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine and recent hostilities in the Middle East; (12) lack of strategic growth opportunities or our failure to execute on available opportunities; (13) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (14) our ability to effectively manage problem credits; (15) our ability to successfully implement efficiency initiatives on time and with the results projected; (16) our ability to successfully develop and market new products and implement technology effectively; (17) the impact of negative developments in the financial industry and United States and global capital and credit markets; (18) our ability to retain executive officers and key employees and their customer and community relationships; (19) our ability to adapt to technological changes; (20) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (21) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (22) changes in the reliability of our vendors, internal control systems or information systems; (23) ongoing competition in the labor markets and increased employee turnover; (24) the potential impact of climate change; (25) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (26) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (27) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (28) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; and (29) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2024	2023	2023	2023	2023
PER SHARE DATA
Net earnings, diluted	$0.66	$0.65	$0.73	$0.71	$0.86
Core earnings, diluted (1)	0.66	0.68	0.73	0.71	0.86
Total book value	28.64	28.48	26.67	27.12	27.00
Tangible book value (1)	20.48	20.28	18.45	18.88	18.74
Market price at period end	26.48	29.36	23.63	24.64	26.45
Dividends	0.28	0.28	0.28	0.28	0.26

PERFORMANCE RATIOS (2)
Return on assets	1.03%	1.00%	1.11%	1.10%	1.36%
Core return on assets (1)	1.03	1.04	1.11	1.09	1.36
Pre-tax, pre-provision return on assets	1.32	1.34	1.49	1.47	1.81
Core pre-tax, pre-provision return on assets (1)	1.32	1.39	1.49	1.46	1.81
Return on equity	9.31	9.43	10.72	10.49	12.96
Core return on equity (1)	9.32	9.82	10.72	10.42	12.94
Return on tangible equity	13.25	13.65	15.65	15.28	18.97
Core return on tangible equity (1)	13.26	14.21	15.65	15.19	18.94
Net interest margin, fully taxable equivalent (1) (3)	3.14	3.17	3.18	3.22	3.54
Efficiency ratio (1)	62.91	61.38	58.59	60.25	54.72

FINANCIAL DATA (In millions)
Total assets	$3,959	$3,971	$3,984	$4,029	$3,928
Total earning assets (4)	3,663	3,664	3,687	3,716	3,628
Total investments	538	547	524	556	573
Total loans	3,012	2,999	2,993	3,007	2,944
Allowance for credit losses	28	28	28	27	27
Total goodwill and intangible assets	124	124	125	125	125
Total deposits	3,127	3,141	3,140	3,090	3,054
Total shareholders' equity	436	432	404	411	408
Net income	10	10	11	11	13
Core earnings (1)	10	10	11	11	13

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.01%	0.07%	—%	—%	0.01%
Allowance for credit losses/total loans	0.94	0.94	0.94	0.91	0.90
Loans/deposits	96	95	95	97	96
Shareholders' equity to total assets	11.01	10.88	10.15	10.20	10.40
Tangible shareholders' equity to tangible assets	8.13	8.00	7.25	7.32	7.45

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2024	2023	2023	2023	2023
Assets
Cash and due from banks	$30,770	$42,221	$41,210	$46,532	$37,769
Interest-earning deposits with other banks	45,449	52,621	81,606	77,253	44,933
Total cash and cash equivalents	76,219	94,842	122,816	123,785	82,702

Securities available for sale	527,603	534,574	509,453	538,178	557,040
Federal Home Loan Bank stock	9,960	12,788	14,834	17,784	15,718
Total securities	537,563	547,362	524,287	555,962	572,758

Loans held for sale	3,137	2,189	2,016	3,669	463

Total loans	3,011,672	2,999,049	2,992,791	3,007,480	2,944,005
Less: Allowance for credit losses	(28,355)	(28,142)	(28,011)	(27,362)	(26,607)
Net loans	2,983,317	2,970,907	2,964,780	2,980,118	2,917,398

Premises and equipment, net	47,849	48,287	47,790	47,412	47,549
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	4,637	4,869	5,102	5,335	5,568
Cash surrender value of bank-owned life insurance	80,642	80,037	79,469	78,967	78,436
Deferred tax asset, net	23,849	22,979	28,328	24,181	22,858
Other assets	82,285	79,936	89,876	89,641	81,269
Total assets	$3,958,975	$3,970,885	$3,983,941	$4,028,547	$3,928,478

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$544,495	$569,714	$618,421	$602,667	$636,710
Interest-bearing demand deposits	888,591	946,978	929,481	911,488	908,483
Savings deposits	551,493	553,963	572,271	588,769	628,798
Money market deposits	365,289	370,242	361,839	351,762	475,577
Time deposits	777,208	700,260	658,482	635,559	404,246
Total deposits	3,127,076	3,141,157	3,140,494	3,090,245	3,053,814

Senior borrowings	269,437	271,044	307,070	398,972	338,244
Subordinated borrowings	60,501	60,461	60,422	60,371	60,330
Total borrowings	329,938	331,505	367,492	459,343	398,574

Other liabilities	66,247	66,164	71,747	68,243	67,680
Total liabilities	3,523,261	3,538,826	3,579,733	3,617,831	3,520,068

Total shareholders’ equity	435,714	432,059	404,208	410,716	408,410
Total liabilities and shareholders’ equity	$3,958,975	$3,970,885	$3,983,941	$4,028,547	$3,928,478

Net shares outstanding	15,212	15,172	15,156	15,144	15,124

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2024	2023	2023	2023	2023	to Date
Commercial real estate	$1,574,802	$1,552,061	$1,548,835	$1,551,748	$1,519,219	6%
Commercial and industrial	412,567	400,169	391,347	388,430	364,315	12
Total commercial loans	1,987,369	1,952,230	1,940,182	1,940,178	1,883,534	7

Residential real estate	873,213	889,904	896,757	907,741	906,059	(8)
Consumer	95,838	97,001	95,160	96,947	98,616	(5)
Tax exempt and other	55,252	59,914	60,692	62,614	55,796	(31)
Total loans	$3,011,672	$2,999,049	$2,992,791	$3,007,480	$2,944,005	2%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2024	2023	2023	2023	2023	to Date
Demand	$544,495	$569,714	$618,421	$602,667	$636,710	(18)%
Interest-bearing demand deposits	888,591	946,978	929,481	911,488	908,483	(25)
Savings	551,493	553,963	572,271	588,769	628,798	(2)
Money market	365,289	370,242	361,839	351,762	475,577	(5)
Total non-maturity deposits	2,349,868	2,440,897	2,482,012	2,454,686	2,649,568	(15)
Total time deposits	777,208	700,260	658,482	635,559	404,246	44
Total deposits	$3,127,076	$3,141,157	$3,140,494	$3,090,245	$3,053,814	(2)%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
(in thousands, except per share data)	2024	2023
Interest and dividend income
Loans	$39,470	$34,560
Securities and other	6,353	5,791
Total interest and dividend income	45,823	40,351
Interest expense
Deposits	14,532	5,265
Borrowings	3,236	4,180
Total interest expense	17,768	9,445
Net interest income	28,055	30,906
Provision for credit losses	289	798
Net interest income after provision for credit losses	27,766	30,108
Non-interest income
Trust and investment management fee income	3,670	3,555
Customer service fees	3,710	3,677
Gain on sales of securities, net	—	34
Mortgage banking income	257	279
Bank-owned life insurance income	561	1,148
Customer derivative income	—	132
Other income	388	359
Total non-interest income	8,586	9,184
Non-interest expense
Salaries and employee benefits	13,248	12,771
Occupancy and equipment	4,473	4,414
Gain on sales of premises and equipment, net	(15)	(13)
Outside services	338	356
Professional services	400	426
Communication	189	162
Marketing	567	409
Amortization of intangible assets	233	233
Acquisition, conversion and other expenses	20	20
Provision for unfunded commitments	(185)	(175)
Other expenses	4,420	4,101
Total non-interest expense	23,688	22,704
Income before income taxes	12,664	16,588
Income tax expense	2,569	3,576
Net income	$10,095	$13,012

Earnings per share:
Basic	$0.66	$0.86
Diluted	0.66	0.86

Weighted average shares outstanding:
Basic	15,198	15,110
Diluted	15,270	15,190

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands, except per share data)	2024	2023	2023	2023	2023
Interest and dividend income
Loans	$39,470	$39,531	$38,412	$36,917	$34,560
Securities and other	6,353	6,284	6,723	5,964	5,791
Total interest and dividend income	45,823	45,815	45,135	42,881	40,351
Interest expense
Deposits	14,532	12,962	11,415	8,590	5,265
Borrowings	3,236	4,060	4,534	5,501	4,180
Total interest expense	17,768	17,022	15,949	14,091	9,445
Net interest income	28,055	28,793	29,186	28,790	30,906
Provision for credit losses	289	687	673	750	798
Net interest income after provision for credit losses	27,766	28,106	28,513	28,040	30,108
Non-interest income
Trust and investment management fee income	3,670	3,401	3,522	3,805	3,555
Customer service fees	3,710	3,791	3,926	3,774	3,677
Gain on sales of securities, net	—	—	—	—	34
Mortgage banking income	257	515	415	378	279
Bank-owned life insurance income	561	533	515	503	1,148
Customer derivative income	—	151	43	83	132
Other income	388	459	394	437	359
Total non-interest income	8,586	8,850	8,815	8,980	9,184
Non-interest expense
Salaries and employee benefits	13,248	13,511	13,011	13,223	12,771
Occupancy and equipment	4,473	4,309	4,469	4,392	4,414
(Gain) loss on sales of premises and equipment, net	(15)	281	—	(86)	(13)
Outside services	338	515	376	424	356
Professional services	400	369	436	355	426
Communication	189	190	170	175	162
Marketing	567	485	326	476	409
Amortization of intangible assets	233	233	233	233	233
Acquisition, conversion and other expenses	20	263	—	—	20
Provision for unfunded commitments	(185)	—	45	45	(175)
Other expenses	4,420	4,211	3,950	4,155	4,101
Total non-interest expense	23,688	24,367	23,016	23,392	22,704
Income before income taxes	12,664	12,589	14,312	13,628	16,588
Income tax expense	2,569	2,644	3,208	2,837	3,576
Net income	$10,095	$9,945	$11,104	$10,791	$13,012

Earnings per share:
Basic	$0.66	$0.66	$0.73	$0.71	$0.86
Diluted	0.66	0.65	0.73	0.71	0.86

Weighted average shares outstanding:
Basic	15,198	15,164	15,155	15,139	15,110
Diluted	15,270	15,221	15,196	15,180	15,190

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2024	2023	2023	2023	2023
Earning assets
Interest-earning deposits with other banks	5.88%	6.42%	5.02%	5.59%	4.28%
Securities available for sale and FHLB stock	4.02	3.85	3.87	3.71	3.66
Loans:
Commercial real estate	5.47	5.46	5.34	5.21	5.08
Commercial and industrial	6.68	6.66	6.56	6.42	5.89
Residential real estate	4.09	3.94	3.84	3.76	3.71
Consumer	7.22	7.14	6.88	6.67	6.37
Total loans	5.31	5.24	5.11	4.99	4.82
Total earning assets	5.10%	5.02%	4.90%	4.77%	4.61%

Funding liabilities
Deposits:
Interest-bearing demand deposits	1.34%	1.33%	1.11%	0.94%	0.51%
Savings	0.63	0.48	0.42	0.37	0.30
Money market	3.07	2.80	2.55	2.52	2.14
Time deposits	4.18	3.93	3.65	2.82	1.34
Total interest-bearing deposits	2.26	2.05	1.81	1.45	0.91
Borrowings	4.35	4.64	4.59	4.73	4.25
Total interest-bearing liabilities	2.48%	2.37%	2.19%	1.99%	1.39%

Net interest spread	2.62	2.65	2.71	2.78	3.22
Net interest margin, fully taxable equivalent(1)	3.14	3.17	3.18	3.22	3.54

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2024	2023	2023	2023	2023
Assets
Interest-earning deposits with other banks (1)	$36,608	$36,794	$70,499	$21,440	$19,819
Securities available for sale and FHLB stock (2)	604,658	608,793	620,851	636,088	643,523
Loans:
Commercial real estate	1,558,506	1,554,961	1,550,188	1,536,035	1,505,681
Commercial and industrial	464,762	457,642	439,915	434,384	413,921
Residential real estate	884,767	898,147	909,296	911,788	902,348
Consumer	96,163	95,193	96,362	97,518	100,124
Total loans (3)	3,004,198	3,005,943	2,995,761	2,979,725	2,922,074
Total earning assets	3,645,464	3,651,530	3,687,111	3,637,253	3,585,416
Cash and due from banks	29,900	34,741	36,713	32,067	31,556
Allowance for credit losses	(28,122)	(28,057)	(27,473)	(26,932)	(25,971)
Goodwill and other intangible assets	124,225	124,459	124,926	124,926	125,158
Other assets	166,538	157,159	162,801	163,388	168,773
Total assets	$3,938,005	$3,939,832	$3,984,078	$3,930,702	$3,884,932

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand deposits	$899,349	$916,314	$915,072	$885,091	$883,134
Savings	552,231	552,932	579,090	602,724	646,291
Money market	390,720	365,142	358,742	423,013	481,951
Time deposits	738,683	670,628	645,285	468,188	342,994
Total interest-bearing deposits	2,580,983	2,505,016	2,498,189	2,379,016	2,354,370
Borrowings	298,918	347,459	391,976	466,402	398,837
Total interest-bearing liabilities	2,879,901	2,852,475	2,890,165	2,845,418	2,753,207
Non-interest-bearing demand deposits	554,816	604,638	610,644	608,180	651,885
Other liabilities	67,327	64,092	72,409	64,346	72,693
Total liabilities	3,502,044	3,521,205	3,573,218	3,517,944	3,477,785
Total shareholders' equity	435,961	418,627	410,860	412,758	407,147
Total liabilities and shareholders' equity	$3,938,005	$3,939,832	$3,984,078	$3,930,702	$3,884,932

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2024	2023	2023	2023	2023
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$578	$610	$867	$909	$1,163
Commercial and industrial	1,152	363	1,595	1,814	1,917
Residential real estate	4,169	3,742	3,673	3,415	3,830
Consumer	971	813	635	565	886
Total non-accruing loans	6,870	5,528	6,770	6,703	7,796
Other real estate owned	—	—	—	—	—
Total non-performing assets	$6,870	$5,528	$6,770	$6,703	$7,796

Total non-accruing loans/total loans	0.23%	0.18%	0.23%	0.22%	0.26%
Total non-performing assets/total assets	0.17	0.14	0.17	0.17	0.20

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$28,142	$28,011	$27,362	$26,607	$25,860
Charged-off loans	(113)	(632)	(74)	(199)	(68)
Recoveries on charged-off loans	37	76	50	204	17
Net loans (charged-off) recovered	(76)	(556)	(24)	5	(51)
Provision for credit losses	289	687	673	750	798
Balance at end of period	$28,355	$28,142	$28,011	$27,362	$26,607

Allowance for credit losses/total loans	0.94%	0.94%	0.94%	0.91%	0.90%
Allowance for credit losses/non-accruing loans	413	509	414	408	341

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$(3)	$—	$—	$(72)	$3
Commercial and industrial	(64)	(479)	34	139	2
Residential real estate	5	3	13	3	4
Consumer	(14)	(80)	(71)	(65)	(60)
Total, net	$(76)	$(556)	$(24)	$5	$(51)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.01%	0.07%	—%	—%	0.01%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.01	0.02	0.01	—	0.01

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.14%	0.11%	0.13%	0.09%	0.26%
90+ Days delinquent and still accruing	—	0.01	0.03	0.02	—
Total accruing delinquent loans	0.14	0.12	0.16	0.11	0.26
Non-accruing loans	0.23	0.18	0.23	0.22	0.26
Total delinquent and non-accruing loans	0.37%	0.30%	0.39%	0.33%	0.52%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2024	2023	2023	2023	2023
Net income		$10,095	$9,945	$11,104	$10,791	$13,012
Non-core items:
Gain on sale of securities, net		—	—	—	—	(34)
(Gain) loss on sale of premises and equipment, net		(15)	281	—	(86)	(13)
Acquisition, conversion and other expenses		20	263	—	—	20
Income tax expense (1)		(1)	(131)	—	20	6
Total non-core items		4	413	—	(66)	(21)
Core earnings (2)	(A)	$10,099	$10,358	$11,104	$10,725	$12,991

Net interest income	(B)	$28,055	$28,793	$29,186	$28,790	$30,906
Non-interest income		8,586	8,850	8,815	8,980	9,184
Total revenue		36,641	37,643	38,001	37,770	40,090
Gain on sale of securities, net		—	—	—	—	(34)
Total core revenue (2)	(C)	$36,641	$37,643	$38,001	$37,770	$40,056

Total non-interest expense		23,688	24,367	23,016	23,392	22,704
Non-core expenses:
Gain (loss) on sale of premises and equipment, net		15	(281)	—	86	13
Acquisition, conversion and other expenses		(20)	(263)	—	—	(20)
Total non-core expenses		(5)	(544)	—	86	(7)
Core non-interest expense (2)	(D)	$23,683	$23,823	$23,016	$23,478	$22,697

Total revenue		36,641	37,643	38,001	37,770	40,090
Total non-interest expense		23,688	24,367	23,016	23,392	22,704
Pre-tax, pre-provision net revenue		$12,953	$13,276	$14,985	$14,378	$17,386

Core revenue(2)		36,641	37,643	38,001	37,770	40,056
Core non-interest expense(2)		23,683	23,823	23,016	23,478	22,697
Core pre-tax, pre-provision net revenue(2)	(U)	$12,958	$13,820	$14,985	$14,292	$17,359

(in millions)
Average earning assets	(E)	$3,645	$3,652	$3,687	$3,637	$3,585
Average assets	(F)	3,938	3,940	3,984	3,931	3,885
Average shareholders' equity	(G)	436	419	411	413	407
Average tangible shareholders' equity (2) (3)	(H)	312	294	286	288	282
Tangible shareholders' equity, period-end (2) (3)	(I)	312	308	280	286	283
Tangible assets, period-end (2) (3)	(J)	3,835	3,847	3,859	3,904	3,803

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2024	2023	2023	2023	2023
Common shares outstanding, period-end	(K)	15,212	15,172	15,156	15,144	15,124
Average diluted shares outstanding	(L)	15,270	15,221	15,196	15,180	15,190

Core earnings per share, diluted (2)	(A/L)	$0.66	$0.68	$0.73	$0.71	$0.86
Tangible book value per share, period-end (2)	(I/K)	20.48	20.28	18.45	18.88	18.74
Securities adjustment, net of tax (1) (4)	(M)	(49,633)	(47,649)	(66,530)	(55,307)	(50,646)
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	23.75	23.42	22.84	22.53	22.08
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.13	8.00	7.25	7.32	7.45

Performance ratios (5)
GAAP return on assets		1.03%	1.00%	1.11%	1.10%	1.36%
Core return on assets (2)	(A/F)	1.03	1.04	1.11	1.09	1.36
Pre-tax, pre-provision return on assets		1.32	1.34	1.49	1.47	1.81
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.32	1.39	1.49	1.46	1.81
GAAP return on equity		9.31	9.43	10.72	10.49	12.96
Core return on equity (2)	(A/G)	9.32	9.82	10.72	10.42	12.94
Return on tangible equity		13.25	13.65	15.65	15.28	18.97
Core return on tangible equity (1) (2)	(A+Q)/H	13.26	14.21	15.65	15.19	18.94
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	62.91	61.38	58.59	60.25	54.72
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.14	3.17	3.18	3.22	3.54

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$523	$561	$565	$539	$727
Franchise taxes included in non-interest expense	(O)	70	141	186	163	148
Tax equivalent adjustment for net interest margin	(P)	388	395	405	382	368
Intangible amortization	(Q)	233	233	233	233	233

(1)	Assumes a marginal tax rate of 24.01% in the first quarter 2024 and the fourth quarter 2023, and 23.80% in the first three quarters of 2023.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J